INTERNET SERVICES AGREEMENT

     THIS INTERNET SERVICES AGREEMENT (this "Agreement") is made and entered into effective July 17, 2001, by and between IKANO Communications, Inc., a Utah corporation ("IKANO"), and GTC Telecom, a Nevada corporation (the "Company"), on the following:


                                    PREMISES

     IKANO has developed and aggregated several Internet Protocol ("IP") based products and services; a proprietary IP based billing, provisioning, and customer management platform (the "Business Rules Platform"); and a network of networks infrastructure operated by IKANO's network operations centers. Utilizing this equipment, infrastructure, network resources, and personnel, IKANO is a turnkey provider of IP products and services to organizations and their end-user customers, members, and/or employees ("Subscribers"). The Company desires to engage IKANO to provide IP based products and services on the terms set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. SERVICES. Subject to payment of all applicable fees, IKANO shall use commercially reasonable efforts to develop, provide, and maintain the IP based products and services (the "Services") described in the Statement of Work attached to this Agreement as SCHEDULE A (the "Statement of Work"). The Statement of Work, including any schedules, specifications, timelines, and requirements included therein, is hereby incorporated into and made a part of this Agreement. The delivery of the Services will be subject to delays for circumstances beyond IKANO's reasonable control and the continued cooperation and timely delivery of materials and required process approvals by the Company. The Company understands that IKANO's performance under this Agreement is dependent in part on the Company, the Subscribers, and third parties, including without limitation, suppliers. Accordingly, any performance to be rendered by IKANO hereunder shall be appropriately waived or delayed to account for actions or inactions by such third parties. The Company acknowledges that IKANO has entered into agreements with certain underlying service provider(s) to be able to provide aspects of the Services and agrees that IKANO may be unable to provide such Services, or portion thereof, to the Company in the future due to expiration of such agreement(s) or otherwise. If IKANO terminates any part of the Service, IKANO shall use commercially reasonable efforts to find an alternative provider of such Service.
     2. ADDITIONAL SERVICES; WORK ORDERS. The Company agrees that IKANO is responsible only for providing the identified Services and is not responsible for providing additional services or performing tasks not specifically described in this Agreement or the Statement of Work or otherwise agreed to in writing by the parties subsequent to the date of this Agreement. In the event IKANO and the Company agree that IKANO should provide additional services not included in the original scope of the Services, then the parties shall execute a Maintenance Agreement, a work order form (an "Order Form"), or other appropriate Addendum, which document shall be incorporated into and made a part of this Agreement.
     3. FEES AND PRICING. In consideration of the Services to be provided by IKANO, the Company will pay the one-time, annual, and recurring fees specified in the Statement of Work. All set-up fees shall be paid in full at the time of execution of this Agreement. All other fees will be invoiced by IKANO in accordance with its billing and invoicing procedures. Generally, invoices will be sent to the Company in the first five (5) days of each month, and due and payable within ten (10) days from the date of invoice. Any fee not paid when due shall be subject to a late fee equal to 1.5% percent per month, or the maximum amount permitted by law until paid in full, plus all reasonable fees associated with collection. Upon notice of not less than forty-five (45) days, IKANO may, at its discretion, adjust the Subscriber fees, provided, however, that in the event of a more than eight percent (8%) increase annually in such prices, the Company may terminate this Agreement within thirty (30) days of its receipt of such notice. If the Company fails to object to such adjustment, then the Company shall be deemed to have agreed to the adjustment. The Company is responsible for payment of credit card and other payment processing fees. In connection with offering the Services to the Subscribers, the Company is solely responsible for all billing adjustments/credits, creditworthiness, and other service-related requirements of its Subscribers, and IKANO shall have no liability to Subscribers under this Agreement. The Company's payment obligations are not contingent upon the ability to collect payments or charges from Subscribers.
     4. BUSINESS RULES PLATFORM. If necessary and within the scope of the Services, IKANO shall perform setup and interfacing functions to enable the Company to use IKANO's Proprietary Business Rule Platform to establish automated subscribers account management, provisioning, and billing processes. No rights to any intellectual property included in the Business Rules Platform are hereby transferred to the Company.
     5. MINIMUM COMMITMENT. The parties acknowledge that, in order for the Services to be successful and to justify the expense, time, and effort to be incurred by IKANO, the Services must be adopted by Subscribers. Therefore, the Company agrees to the minimum Subscriber commitments set forth in the Statement of Work. In the event these minimum commitments are not being met after the first year, IKANO shall have the right to reevaluate the relationship and may terminate this Agreement on thirty (30) days' written notice.
     6. CUSTOMER USE AGREEMENT/ACCEPTABLE USE POLICY. At registration, each Subscriber will be required to accept (by signing or clicking through) the terms and conditions of a Customer Use Agreement/Acceptable Use Policy (the "CUA"). The CUA will have substantively similar terms as those set forth in IKANO's standard policy, located at http:www.ikano.com/useragreement.asp, subject to modification for the actual Services being purchased by the Subscriber. The CUA will contain provisions prohibiting improper end-user activities such as spamming; illegal/improper postings to newsgroups; and transmitting or otherwise displaying illegal or improper information or material, including defamatory, libelous, or obscene items. The CUA will be subject to modification by IKANO from time to time. Subscribers who do not accept the terms and conditions of the CUA will not be allowed to access IKANO's Internet network or use the Services. The Company agrees to cooperate with IKANO in enforcing the CUA and to abide by IKANO's decision to terminate any Subscriber account for violation of the CUA. IKANO reserves the right to take any and all additional actions it may deem appropriate with respect to Subscribers who violate the CUA, including, without limitation, taking action to recover the costs and expenses of identifying offenders and excluding them from the Services, and levying cancellation charges and penalties.
     7.     WARRANTIES;  LIMITATIONS  ON  LIABILITY.
     7.1 IKANO Warranties. In order to support the Services during the term of this Agreement, IKANO shall operate and maintain its Internet network in accordance with generally accepted and customary industry standards and the attached Statement of Work. IKANO shall use commercially reasonable efforts to monitor and enforce performance obligations of third party vendors and network providers. The Company understands that IKANO may, from time to time, need to interrupt the Services for maintenance and other operations reasons, and that the Company shall not receive any compensation for such operations. IKANO MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL IKANO BE LIABLE TO THE COMPANY OR ANY THIRD PARTY (INCLUDING BUT NOT LIMITED TO SUBSCRIBERS) FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING LOSS OF DATA, REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS, EVEN IF IKANO IS NOTIFIED IN ADVANCE OF SUCH POSSIBILITY.
     7.2 The Internet.The Company acknowledges and agrees that, except for the Services, IKANO (and IKANO's suppliers) do not operate or control the Internet and that (i) viruses, worms, trojan horses, or other undesirable data or software; or (ii) unauthorized users (e.g. hackers) may attempt to obtain access to the Company's or its Subscribers' data, website, computers, or networks. IKANO uses what it believes to be reasonable efforts to protect itself, its customers, and any end-users from such unauthorized use, but IKANO is not responsible for failures resulting from the unauthorized acts of third parties. In the event that IKANO is providing filtering as part of the Services, the Company acknowledges that filtering is provided only on a "reasonable efforts" basis and that while filtering may block much objectionable content, some objectionable content may pass through to Subscribers.
     8. TERM OF AGREEMENT.The initial term of this Agreement shall be for a period of one (1) year from the effective date. The term of any Work Order shall be as set forth therein. Thereafter, this Agreement shall automatically renew on a year-to-year basis unless either party provides notice to the other party of its intent not to renew this Agreement at least sixty (60) days prior to the end of the initial or any renewal term. There shall be no additional set-up fee in connection with any renewal of this Agreement, but the recurring fees shall continue, subject to adjustments to reflect IKANO's then current pricing structure. Notwithstanding any expiration or termination of this Agreement the Company shall continue to pay for any Services provided to its Subscribers until the Services are terminated or other arrangements are made. The applicable provisions of sections 3, 6, 7, 10, 11, 12, 13 and 15.10 shall survive the cancellation, termination or expiration of this Agreement. Any other provisions, or parts thereof, which by their nature, should survive cancellation, termination, or expiration shall also survive.
     9.     TERMINATION.
     9.1 Termination for Breach or Insolvency. Either party may terminate this Agreement on thirty (30) days written notice of a material breach by the other party, unless such breach is cured within such period. Notwithstanding the foregoing notice provision, either party may terminate this Agreement immediately on written notice if the other party (i) ceases to do business or is unable to pay debts as they mature in the normal course or business; (ii) becomes or is declared insolvent or bankrupt by a court or tribunal of competent jurisdiction; (iii) is the subject of any proceeding arising out of its bankruptcy, liquidation, or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days; or (iv) makes an assignment for the benefit of creditors.On any termination, the non-breaching party may recover from the other party all costs and expenses incurred by the non-breaching party in connection with the breach (subject to Section 7), including reasonable attorneys' fees, whether such costs and expenses are incurred with or without arbitration or other proceedings or before or after judgment. The non-breaching party may retain all subscribers and related information, including customer information, credit card information and billing information, and may continue to provide services to and bill such subscribers in the ordinary course of business.
     9.2 Additional Termination Rights. IKANO may also terminate or suspend Services to the Company or to any Subscriber at any time without notice in order to: (i) prevent damages to or degradation of its Internet network integrity which may be caused by the Company or its Subscriber(s); or (ii) to comply with any law, regulation, court order, or other governmental request order which requires immediate action. IKANO will use commercially reasonable efforts to:
(a) minimize the effect of such termination or suspension; and (b) notify the Company of the reason(s) for such termination or suspension as soon as reasonably practicable after such termination or suspension. After ten (10) business days of nonpayment from any due date, IKANO may suspend Services. After fifteen (15) days of nonpayment from any due date, IKANO may terminate the Services and/or this Agreement. The Company shall remain responsible for all charges to the Company which accrued prior to the date of termination.
     10. IKANO INTELLECTUAL PROPERTY RIGHTS. The Company may offer the Services to its Subscribers under the Company's own brand or private label. The Company understands IKANO has developed templates and layouts to permit such branding. These templates and layouts shall remain and continue to be the property of IKANO and no ownership or right in such templates or layouts shall be transferred to the Company. No title to or ownership of any of IKANO's (i) software products, scripts, programming code, data, information or HTML script;
(ii) Internet and data communications services; (iii) network and infrastructure; (iv) proprietary Business Rules Platform; and (v) other products and services, including any trade secrets, know-how, methodologies and processes related to any of the foregoing (collectively the "IKANO Products") is transferred to the Company or its Subscribers. IKANO, or the entities from which IKANO has obtained the rights to distribute such IKANO Products, shall retain all rights of title and ownership in all of the intellectual property subsisting in such IKANO Products. No right or license to any intellectual property rights associated with the IKANO Products shall be implied and the Company shall not reverse engineer, reverse compile, or disassemble any software code included in the IKANO Products. In the event this Agreement is terminated as a result of a breach by the Company, all web pages and other creative work developed for the Services shall remain the property of IKANO.
     11. COMPANY CONTENT AND INTELLECTUAL PROPERTY RIGHTS. The Services may be branded with such name, logos, marks, and/or other identifying content as provided and approved by the Company ("Company Content"). Company Content shall include any materials provided by the Company for incorporation into the Services, including but not limited to any images, photographs, illustrations, graphics, audio clips, video clips or text. The Company shall deliver the Company Content to IKANO in an electronic file format specified and accessible by IKANO. Except as expressly provided in the Statement of Work, any services required to convert or input Company Content shall be charged as additional services. The Company Content will remain the intellectual property of the Company or any licensee, as applicable. The Company is solely responsible for acquiring any authorization(s) necessary for display of any Company Content or for any hypertext links to third party websites; for verifying the accuracy of any Company Content; and for ensuring that the Company Content does not infringe or violate any rights of any third party. The Company Content shall not contain any materials which are obscene, threatening, or malicious; which infringe on or violate any applicable law or regulation or any proprietary, contract, moral, privacy or other third party right; or which otherwise expose IKANO to civil or criminal liability. The Company will indemnify and hold IKANO harmless for any allegations of misuse of such material resulting from the Company's failure to obtain such necessary permissions and licenses or any other violation of third party rights caused by use of the Company Content. No title to or ownership of any of the Company Content will be transferred to IKANO.
     12. CONFIDENTIAL INFORMATION. All information or data related to one party's business that is designated as confidential or that, by the nature of the information or the circumstances surrounding its disclosure, should in good faith be treated as proprietary or confidential shall be "Confidential Information" and shall remain the property of the disclosing party. Each party shall use commercially reasonable efforts to protect the confidentiality of all Confidential Information and shall allow the disclosure of such information within its own organization only on a need-to-know basis and only to individuals who have agreed to maintain the confidentiality of such Confidential Information. If the recipient reproduces any part of such information for permitted use within its own organization, the recipient shall indicate the disclosing party's proprietary interest on all such reproductions. If any such information is to be transferred to the Company's or IKANO's vendors, suppliers or customers, such information and such transfer must be authorized in writing by the disclosing party. The obligation to keep information confidential shall survive termination or expiration of this Agreement. Notwithstanding the foregoing, neither party shall be bound by the confidentiality obligations hereof with respect to information which (i) was in the public domain at the time of disclosure; (ii) becomes publicly available through no fault of the recipient; (iii) was in the recipient's possession, free of any obligation of confidence, at the time of receipt of the information from the other party; (iv) was independently developed by employees or agents of the recipient, without reverse engineering barred by this Agreement or applicable law, and without reference to any of the information disclosed in confidence; (v) is such that the recipient is obligated to produce the information under court or government action after all reasonable appeals have been exhausted; or (vi) is such that the recipient is obligated to include such information in documents filed with the Securities and Exchange Commission or other regulatory agency pursuant to applicable securities laws. Notwithstanding the foregoing, IKANO may use the name of and identify the Company as an IKANO client in advertising, publicity, or similar materials distributed by IKANO or provided to prospective clients. Such use shall be predicated on obtaining prior written permission on a case-by-case basis.
     13. ARBITRATION. Any dispute arising out of or relating to this Agreement shall be settled by binding arbitration, conducted on a confidential basis, under the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Utah. The arbitration shall be held at a mutually agreeable location in Salt Lake City, Utah and conducted by one (1) arbitrator chosen from a list of attorneys or judges who are members of the Association's commercial arbitration panel and are knowledgeable about the software and electronic commerce industries within thirty (30) days of the dispute. If the parties cannot within thirty (30) days after the expiration of such thirty (30) day period, agree on the selection of the arbitrator, the arbitrator will be chosen pursuant to the Commercial Arbitration Rules of the Association. The costs of the arbitration, including the fees to be paid to the arbitrator, shall be shared equally by the parties to the dispute. The judgment upon the award rendered by the arbitrator may be entered and enforced in any court of competent jurisdiction. Neither party shall be precluded hereby from seeking equitable remedies in any court having jurisdiction hereof including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interest, but such shall not be sought as a means to avoid or stay arbitration. The arbitrator shall not award any consequential, incidental punitive or exemplary damages. The parties acknowledge that they have voluntarily agreed to arbitrate their disputes in accordance with the foregoing and each party hereby irrevocably waives any damages in excess of compensatory damages.
          14. NOTICES. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile, sent by nationally-recognized courier service, or if sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the respective party at the address set forth below (or at such other address as may from time to time be designated by such party in writing as herein provided):

a.  If  to  the  Company:

          GTC  Telecom
          Attn.  Legal  Department
          3151  Airway  Ave.,  Suite  P-3
          Costa  Mesa,  California  92626
          Fax:  714  5497707

b.  If  to  IKANO:

          IKANO  Communications,  Inc.
          Attention:  Legal  Department
          265  East  100  South,  Suite  245
          Salt  Lake  City,  Utah  84111
          Fax:  801  924  0908

If personally delivered, notice under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. Notice by facsimile and nationally recognized courier service shall be deemed to have been given when received. Notice by mail shall be deemed effective and complete two (2) days after deposit in the United States mail.
     15.     MISCELLANEOUS  PROVISIONS.
     15.1 No Partnership or Third Party Beneficiaries. Nothing in this Agreement shall be construed to constitute a partnership between the parties hereto, and the parties expressly agree that no such partnership is intended. Neither party shall have the right to bind or obligate the other party. No person or entity other than the parties hereto shall have, is deemed to have or claim any third party, direct or indirect benefits, rights or claims to this Agreement or the matters described herein.
     15.2. Assignment; Binding Agreement Except as set forth herein, neither party shall assign this Agreement, or any of the rights and obligations hereunder, to any other person without the express written consent of the other party, provided, however, that either party may assign its rights and obligations to (i) a company, partnership or other business entity wholly controlled or owned by the party; (ii) an affiliated entity in which the assigning party holds or owns a controlling interest (defined as the power to vote not less than fifty percent of such person's voting securities or ownership interest); (iii) a purchaser of all or substantially all of the assets of the assigning party's business; or (iv) a company into which the party's company is merged or consolidated, provided that notice of any such assignment is promptly given to the nonassigning party. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, legal representatives, successors, and assigns.
     15.3. Entire Agreement. This Agreement, together with the Statement of Work and any other schedule, addendum, or exhibit expressly incorporated herein, contains the entire agreement between the parties. No promise, representation, warranty, or covenant not included in this Agreement has been or is relied upon by either party. Any prior negotiations, correspondence, or understandings related to the subject matter of this Agreement shall be deemed to be merged in this Agreement and shall be of no further force or effect. Each party has relied upon such party's own examination of the full Agreement and the provisions thereof, and the representations and covenants expressly contained in this Agreement itself. The failure or refusal of either party to inspect the Agreement or other documents, or to obtain legal advice or other advice relevant to this transaction, constitutes a waiver of any objection, contention, or claim that might have been based upon such reading, inspection, or advice. No modification addendum or amendment of this Agreement shall be of any force or effect unless in writing executed by all of the parties.
     15.4. Interpretation. Unless otherwise provided, all terms shall have the meaning given them in the ordinary English usage and as customarily used. Words in any gender shall include both other genders. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.
     15.5. Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid provisions were omitted.
     15.6. Headings. The paragraph and other headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any of the provisions of this Agreement.
     15.7. Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which shall together constitute one and the same instrument. The parties hereto agree that transmission to the other party of this Agreement with its facsimile signatures shall bind the party transmitting this Agreement by facsimile in the same manner as if such party's original signature had been delivered.
     15.8. No Waiver. Acceptance by either party of any performance less than required hereby shall not be deemed to be a waiver of such party to enforce all of the terms and conditions hereof. No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the party to be charged therewith.
     15.9. Authorized Execution. The individuals signing below each represents and warrants (i) that he or she is authorized to execute this Agreement for and on behalf of the party for whom he or she is signing, (ii) that such party shall be bound in all respects hereby, and (iii) that such execution presents no conflict with any other agreement of such party.
     15.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah as applied to agreements made and wholly performable in Utah between Utah residents.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

IKANO  COMMUNICATIONS,  INC.               GTC  TELECOM  CORP.
By  /s/ Jim Knox                           By  /s/ S. Paul Sandhu
Name  Jim Knox                             Name  S. Paul Sandhu
Title  Vice-President of Sales             Title  CEO